Exhibit 99.1

Fulcrum Therapeutics Announces Proposed Public Offering of Common Stock

CAMBRIDGE, Mass. – August 15, 2022 – Fulcrum Therapeutics, Inc.® (Nasdaq: FULC), a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases, today announced that it has commenced an underwritten public offering of $75 million of shares of its common stock. Fulcrum also intends to grant the underwriters a 30-day option to purchase up to an additional $11.3 million of shares of its common stock offered in the public offering. All of the shares in the proposed offering are to be sold by Fulcrum.

Goldman Sachs & Co. LLC and SVB Securities are acting as lead joint book-running managers for the proposed offering. Stifel is acting as an additional book-running manager for the proposed offering. Oppenheimer & Co. Inc. is acting as lead manager for the proposed offering. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares are being offered by Fulcrum pursuant to an effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.

When available, copies of the preliminary prospectus supplement relating to the offering may be obtained from Goldman Sachs & Co. LLC by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by email at syndicate@svbsecurities.com or by phone at (800) 808-7525, ext. 6105.

The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Fulcrum Therapeutics

Fulcrum Therapeutics is a clinical-stage biopharmaceutical company focused on improving the lives of patients with genetically defined rare diseases in areas of high unmet medical need. Fulcrum’s two lead programs in clinical development are losmapimod, a small molecule for the treatment of facioscapulohumeral muscular dystrophy (FSHD), and FTX-6058, a small molecule designed to increase expression of fetal hemoglobin for the treatment of sickle cell disease and other hemoglobinopathies, including beta-thalassemia. Fulcrum’s proprietary product engine FulcrumSeek™, identifies drug targets that can modulate gene expression to treat the known root cause of gene mis-expression.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing, size and completion of the proposed public offering. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to fluctuations in Fulcrum’s stock price, changes in market conditions, the final terms of the public offering and satisfaction of customary closing conditions related to the public offering, as well as the other factors discussed in the “Risk Factors” section in the prospectus supplement and registration statement referenced above and in Fulcrum’s most recently filed Quarterly Report on Form 10-Q, as well as other risks detailed in Fulcrum’s filings with the Securities and Exchange Commission. There can be no assurance that Fulcrum will be able to complete the public offering on the anticipated terms. All information in this press release is as of the date of the release, and Fulcrum undertakes no duty to update this information, even if subsequent events cause its views to change, unless required by law.

Contact:

Dee Smith

Executive Director, Corporate Communications

Fulcrum Therapeutics

dsmith@fulcrumtx.com